SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 28, 2015

Strategic Environmental & Energy Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-54987	02-0565834
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

751 Pine Ridge Road, Golden, Colorado 80403
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (720)-460-3522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 28, 2015, Strategic Environmental & Energy Resources, Inc (“the Company”) entered into a series of three year convertible notes payable totaling $1,000,000. The convertible notes accrue interest at 8% per annum, and any outstanding principal and accrued and unpaid interest is convertible into the Company’s common stock at $1.10 per share at any time during the term of the loan. Interest is paid quarterly and a principal payment of $400,000 is due December 31, 2016 with the remaining principal and interest due August 28, 2018. The Term Loan contains customary conditions of borrowing, events of default and affirmative and negative covenants. As additional consideration for entering into the convertible note payable, the lenders shall receive a total of 200,000 warrants exercisable at a price of $1.25 per shares for a period of three years.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Environmental & Energy Resources, Inc.

Date:	August 28, 2015
By:	/s/ J. John Combs III
J. John Combs III
Chief Executive Officer